UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 26, 2021
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2021, PG&E Corporation announced that the board of directors (the “Utility Board”) of its subsidiary, Pacific Gas and Electric Company (the “Utility”) appointed Adam L. Wright, 43, as Executive Vice President, Operations and Chief Operating Officer of the Utility and a member of the Utility Board, effective February 1, 2021.  Mr. Wright will serve as a principal executive officer of the Utility.

As previously disclosed, effective upon Mr. Wright’s appointment, Sumeet Singh, Interim President, and Chief Risk Officer of the Utility, will return to his position as Senior Vice President and Chief Risk Officer of the Utility.

Mr. Wright is currently a director and the Chief Executive Officer and President of MidAmerican Energy Company (“MidAmerican”), a Berkshire Hathaway Energy company providing electric and natural gas service to nearly 1.6 million customers in Iowa, Illinois, Nebraska and South Dakota, and a manager and the President of MidAmerican Funding LLC.  Mr. Wright has been in those positions since 2018.  Prior to that, Mr. Wright was the Vice President, Gas Delivery of MidAmerican, beginning in 2015, with responsibility for MidAmerican’s natural gas supply delivery operations, and the Vice President, Wind Generation & Development of MidAmerican, beginning in 2012, with responsibility for expansion and operations of MidAmerican’s wind generation fleet.  Mr. Wright previously held various positions at another Berkshire Hathaway Energy company from 2002 to 2012.  Mr. Wright will cease his role with MidAmerican prior to the effectiveness of his appointment at the Utility.

In connection with Mr. Wright’s appointment, Mr. Wright will receive an annual base salary of $825,000.  Mr. Wright will be eligible to participate in the Utility’s Short-Term Incentive Plan, as in effect from time to time, with a target participation rate of 90% of his base salary.  Mr. Wright will be eligible to participate in the Utility’s Long-Term Incentive Plan (“LTIP”) with a target value of $2.6 million.  Mr. Wright will receive a sign-on bonus of $500,000 in cash, which is subject to clawback if he voluntarily resigns within two years, and a one-time “make whole” award of restricted stock units (“RSUs”) under the LTIP with a grant date value of $1.6 million.  These RSUs will vest 50% on February 1, 2022 and 50% on February 1, 2023.  All RSUs are subject to clawback under the Utility’s recoupment policy.  Mr. Wright will also be eligible to receive executive benefits, as described in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K/A filed on March 31, 2020.

There are no arrangements or understandings between Mr. Wright and any other persons pursuant to which he was selected as Executive Vice President, Operations and Chief Operating Officer of the Utility.  Further, there are no family relationships between Mr. Wright and any director or executive officer of PG&E Corporation or the Utility.  In addition, Mr. Wright has not been party to any reportable transactions with PG&E Corporation or the Utility pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Mr. Wright will not receive any separate compensation for his service as a director of the Utility.  Effective upon Mr. Wright’s appointment, the Utility Board will consist of 16 directors.

A copy of the related news release dated January 26, 2021 is attached to this report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	News release dated January 26, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: January 26, 2021	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: January 26, 2021	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, General Counsel and Corporate Secretary